Exhibit 10.7

FIRST AMENDMENT TO THE

EXECUTIVE EMPLOYMENT AGREEMENT OF CURTIS BROWN

This FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT (the “First Amendment”), by and between AOL Inc., a Delaware corporation (“Company”), and Curtis Brown (“Executive”) is made and entered into as of August 7, 2013 (the “Effective Date”).

WHEREAS, Executive and Company entered into an Executive Employment Agreement employment dated as of May 9, 2012 (the “Employment Agreement”); and

WHEREAS, Executive and Company have agreed to change certain terms of the Employment Agreement and desire to amend the Employment Agreement to reflect these changes.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Company agree as follows:

1. Paragraph 4.G.(i) of the Employment Agreement is hereby replaced in its entirety with the following:

“(i) In addition to a commuting allowance in the amount of $187,500.00, subject to applicable taxes and withholdings, that has been paid to Executive prior to the date of this First Amendment (the “Commuting Allowance”), Executive shall receive an additional commuting allowance in the amount of $150,000.00, subject to applicable taxes and withholdings (the “Extended Commuting Allowance”). The Extended Commuting Allowance shall be paid according to the following schedule: (1) $75,000.00, less applicable taxes and withholdings, will be paid to Executive, subject to his continuous employment by Company, on the second regularly scheduled pay date following the Effective Date; and (2) $75,000.00, less applicable taxes and withholdings, will be paid to Executive, subject to his continuous employment by Company, on February 28, 2014. The Commuting Allowance and the Extended Commuting Allowance shall reimburse Executive’s commuting expenses for travel between Carmel, CA, Executive’s home location, and New York, NY, Executive’s primary work location for Company. Executive shall personally pay for any commuting expenses that exceed the Commuting Allowance and Extended Commuting Allowance and Company shall not be obligated to reimburse Executive for any such expenses. Business travel between Company offices will be considered business travel and reimbursed in accordance with Company policy.”

2. Paragraph 4.G.(ii) of the Employment Agreement is hereby replaced in its entirety with the following:

“(ii) Company will offer Executive the opportunity to relocate to New York, NY within twenty-seven (27) months from the first day of the Employment Term. Subject to Executive’s continued employment, Executive shall be extended Executive Relocation Package D, attached hereto as Exhibit B. If Executive elects not to relocate within that time, Executive will be personally responsible for commuting expenses for travel between Carmel, CA and New York, NY.”

3. Paragraph 4.G.(iii) of the Employment Agreement is hereby replaced in its entirety with the following:

“(iii) If Executive resigns his employment with Company without Good Reason or his employment is terminated by Company for Cause prior to August 31, 2014, Executive will repay Company a pro rata portion of any paid Extended Commuting Allowance at the rate of $12,500.00 per month.”

4. Counterparts. This First Amendment may be signed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5. Entire Agreement. The Employment Agreement (as amended by this First Amendment) contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between the parties with respect thereto.

6. Employment Agreement Terms. Except as provided in this First Amendment, all terms and conditions of the Employment Agreement shall remain in effect and shall not be altered by this First Amendment.

(Signature page to First Amendment follows)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

AOL INC.

By:	/s/ Gillian Pon
Name:	Gillian Pon, Ph.D.
Title:	SVP, Total Rewards & Ops.

CURTIS BROWN

/s/ Curtis D. Brown

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